Exhibit 3.2

                        Organic Sales and Marketing, Inc.

                       2008 STOCK OPTION AND PURCHASE PLAN

              Adopted by the Board of Directors - February 28, 2008

                  Approved by the Stockholders - [May 7], 2008

         1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible directors, employees, consultants and advisers whose present and potential contributions are important to the success of Organic Sales and Marketing, Inc. (the "Company"), by offering them an opportunity to participate in the Company's future performance through the grant of awards ("Awards") in the form of Options, the sale of Shares or combinations thereof. Capitalized terms not defined in the text are defined in Section 22. This Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act. The Plan is intended to comply with the American Jobs Creation Act of 2004 and Section 409A of the Code.

         2.  SHARES SUBJECT TO THE PLAN.

         2.1 Number of Shares Available. Subject to Sections 2.2 and 17, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be one million three hundred fifty thousand (1,350,000) Shares of Common Stock. Subject to Sections 2.2 and 17, if any Award granted under the Plan terminates without having been exercised in full or if Common Stock received pursuant to the exercise or grant of an Award is repurchased by the Company or forfeited, the number of shares of Common Stock as to which such Award was not exercised, is repurchased or forfeited will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Options granted under this Plan. Shares of Common Stock to be issued upon exercise of the Options or Shares to be sold directly hereunder may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Board shall determine.

         2.2 Adjustment of Shares. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, or any other distribution of stock to holders of Common Stock, then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options and
(c) any other provision of outstanding Awards affected by such change, may be proportionately adjusted and/or amended, to the extent the Committee will determine, in good faith, is necessary and appropriate, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws;

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provided,  however, that fractions of a Share will not be issued but will either be paid in cash at the Fair Market Value of such fraction of a Share or will be rounded down to the nearest whole Share, as determined by the Committee.

         3. ELIGIBILITY. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of subsidiaries or the parent of the Company. Shares or Nonqualified Stock Options (as defined in Section 5 below) may be granted to employees, officers, directors, consultants and advisers of the Company or of subsidiaries or the parent of the Company; provided such consultant or adviser renders bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

         4.   ADMINISTRATION.

         4.1  Committee  Authority.  This  Plan  will  be  administered  by  the
Committee or the Board acting as the Committee; provided, that the administration of this Plan with respect to employees subject to the limitation of Section 162(m) of the Code will be managed by a subcommittee of the Committee which will satisfy the requirements of Section 162(m) of the Code. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board (whose authority is paramount), the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

         (a) construe and interpret this Plan, any Stock Option Agreement (as defined in Section 5 below), any Stock Purchase Agreement (as defined in Section 6 below) and any other agreement or document executed pursuant to this Plan;

         (b) prescribe, amend and rescind rules and regulations relating to this Plan;

         (c) select persons to receive Awards;

         (d) determine the form and terms of Options, Stock Option Agreements and Stock Purchase Agreements;

         (e) determine the number of Shares or other consideration subject to Awards;

         (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, any other incentive or compensation plan of the Company;

         (g) grant waivers of Plan or Award conditions;

         (h) determine the vesting and exercisability of Awards and the Company's rights of first refusal or repurchase with respect to Shares;

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         (i)  correct  any  defect,   supply  any  omission,  or  reconcile  any
inconsistency in this Plan, any Option, any Stock Option Agreement or any Stock Purchase Agreement;

         (j) determine whether an Award has been earned or vested;

         (k) at any time prior to or in connection with any Termination, provide for a longer post-termination exercise or survival period with respect to any Award (not to exceed three (3) years) or modify any such forfeiture provision or other restrictions with respect to any Award;

         (l) make all other determinations necessary or advisable for the administration of this Plan;

         (m) amend the Plan in any respect the Committee deems necessary or advisable, including, without limitation, relating to ISOs and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Options granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law; and

         (n) without the affected Participant's consent, amend the terms of any Option if necessary to maintain the qualified status of the Option as an ISO or to bring the Option into compliance with Section 409A of the Code and the related guidance thereunder.

         4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

         4.3 Participation Outside of the United States. The Committee will have the authority to amend the Plan and/or the terms or conditions relating to an Award to the extent necessary to permit participation in the Plan by employees and non-employees who are located outside of the United States on terms and conditions comparable to those afforded to Participants located within the United States; provided, any such action taken with respect to an employee who is subject to the limitations under Section 162(m) of the Code will be taken in compliance with Section 162(m) of the Code.

         5. OPTIONS. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options, the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

         5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an agreement which will expressly identify the Option as an ISO or a Nonqualified Stock Option ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the

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Committee  may from time to time  approve,  and which  will  comply  with and be subject to the terms and conditions of this Plan.

         5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

         5.3 Exercise Period. Options may be exercisable immediately or may vest and be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided that: (i) no Option will be exercisable after the expiration of ten
(10) years from the date the Option is granted; (ii) no ISO granted to an employee who, at the time of grant, owns directly or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company ("Ten Percent Shareholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted; and (iii) Nonqualified Stock Options granted to employees or director with an Exercise Price less than 100% of the Fair Market Value of the Shares on the date of grant ("Discounted Options") will be subject to the further restrictions set forth in Section 5.8. The Committee also may provide from time to time, periodically or otherwise, for the vesting and exercisability of Options to accelerate with respect to such number of Shares or percentage of Shares as the Committee determines.

         5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that (i) the Exercise Price of an ISO will not be less than 100% of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 7 of this Plan. In no case may the Exercise Price of an Option be less than the par value per share of the Common Stock.

         5.5 Method of Exercise. Options will be exercised by delivery to the Company of a written exercise notice or exercise agreement, in a form approved by the Committee (which need not be the same for each Participant), or in such other manner as is specified in the Stock Option Agreement, together with payment in full of the Exercise Price, and any applicable taxes, for the number of Shares being purchased.

         5.6 Termination. Subject to earlier termination pursuant to Sections 17 or 20 and, with respect to Discounted Options, the further restrictions set forth in Section 5.8, and except as otherwise determined by the Committee and set forth in the Stock Option Agreement, the following provisions will apply to Options upon the Termination of a Participant's employment, service, contractual, consulting, advisory or other similar relationship with the Company or any Subsidiary:

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         (a) Death or Disability. If a Participant dies while an employee of the
Company or a Subsidiary, all vested Options then held by such Participant will remain vested and fully exercisable until their Expiration Date and all unvested Options then held by such Participant may, at the discretion of the Committee, become vested and fully exercisable up to the amount of the total number of shares subject to the Option (the "Total Option Shares"), or such lesser amount as the Committee may determine, in each case by the person or persons to whom the Participant's rights under the Options pass by will or the applicable laws of descent and distribution. If a Participant becomes subject to any Disability while an employee of the Company or a Subsidiary, all vested Options then held by the Participant will remain vested and fully exercisable until the earlier of nine (9) months following the Participant's Termination Date or their Expiration Date, and all unvested Options then held by such Participant may, at the discretion of the Committee, become vested and fully exercisable until the earlier of nine (9) months following the Participant's Termination Date or their Expiration Date, up to the amount of the Total Option Shares, or such lesser amount as the Committee may determine. All unvested Options then held by such Participant which are not accelerated by the Committee will expire on the Participant's Termination Date.

         (b) Retirement. If a Participant retires (with the approval of the Committee or the Board) from employment with the Company or a Subsidiary, all unvested Options then held by such Participant will expire on the Participant's Termination Date and all vested Options then held by the Participant will remain vested and fully exercisable and will expire (i) in the case of a Nonqualified Stock Option, on the date determined by the Committee at the time(s) of the grant(s) of such Options, but no later than the Expiration Date and (ii) in the case of an ISO, on the date determined by the Committee at the time(s) of the grant(s) of such Options, but no later than the earlier of (x) the Expiration Date and (y) the date that is three (3) months after the Participant's Termination Date.

         (c) Other Termination of Employment. Unless otherwise determined by the Committee, if the Participant's Termination is for reasons other than death, Disability, retirement (with the approval of the Committee or the Board), resignation or discharge for Cause, all unvested Options then held by such Participant will expire on the Participant's Termination Date and all vested Options then held by the Participant will remain vested and fully exercisable and will expire on the earlier of the Expiration Date and the date that is three
(3) months after the date of such Termination. If a Participant's Termination is the result of resignation or discharge for Cause, all Options then held by such Participant, whether vested or unvested, will expire immediately upon such termination.

         5.7 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs become exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs become exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the

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Options for the first  $100,000  worth of Shares to become  exercisable  in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be Nonqualified Stock Options. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date (as defined in Section 18 below) to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

         5.8 Limitations on Discounted Options. Discounted Options will, except and to the extent that such Options otherwise comply with Section 409A of the Code, be subject to the following additional restrictions:

         (a) Discounted Options must be exercised with respect to vested Shares by March 15th of the calendar year immediately following the calendar year in which such vested Shares become exercisable for the first time and, to the extent not exercised, will terminate on such date with respect to such vested Shares; and

         (b) upon the death or Disability of a Participant holding unvested Discounted Options, such unvested Discounted Options shall become fully vested and exercisable only to the extent expressly set forth in the Stock Option Agreement.

         5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Any Discounted Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 409A of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

         5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 409A or 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

         6. SALE OF SHARES. The Committee will have the power and authority to sell Shares to any Participant at any time prior to the termination of this Plan in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Committee. Common Stock sold under this Plan will be

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subject to such terms and evidenced by  agreements  as will be  determined  from time to time by the Committee. Each sale of Shares under this Plan will be evidenced by an Agreement ("Stock Purchase Agreement") which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

         7.  PAYMENT FOR SHARE PURCHASES.

         7.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

         (a) by cancellation of indebtedness of the Company to the Participant;

         (b) by surrender of shares of the same class of stock as that then subject to the Award, which shares have been held by the Participant for at least six (6) months, delivered in lieu of cash concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of the stock, on the day preceding the date of exercise, as determined in a manner specified in the Stock Option Agreement), and provided the Company is not prohibited from purchasing or acquiring such stock;

         (c) by waiver of compensation due or accrued to the Participant for services rendered;

         (d) by foregoing the receipt of that number of Shares subject to the Option then exercised, the Fair Market Value of which is, at that time, equal to the aggregate Exercise Price of the Option then exercised;

         (e) by delivery of the Participant's personal full recourse note bearing interest payable not less than annually at not less than one hundred percent (100%) of the applicable Federal rate, as defined in the Code, with the other terms of such promissory note to be determined by the Committee;

         (f) provided that a public market for the Company's stock exists:

                  (1) through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

                  (2) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as

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         security for a loan  from the NASD Dealer in the amount of the Exercise
         Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

         (g) by any combination of the foregoing.

         7.2 Loans and Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by, to the extent permitted by applicable law, (i) making loans available to such Participant on such terms and with such security, if any, as is determined by the Committee, and (ii) guaranteeing a third-party loan to the Participant.

         8.   TAX WITHHOLDING.

         8.1 Withholding Generally. Whenever Shares are to be issued in connection with Awards granted under this Plan, the Company may require the Participant to remit to the Company, or withhold from the Participant's cash compensation, if any, an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

         8.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

         9. PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant, and then, only for so long as such Shares are held by such Participant.

         10. TRANSFERABILITY. Options granted under this Plan, and any interest therein, will not be transferable or assignable by a Participant, and may not be encumbered or made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Participant an Option will be exercisable only by the Participant, and any elections with respect to an Option, may be made only by the Participant.

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         11.  RESTRICTIONS  ON SHARES.  At the discretion of the Committee,  the
Company may reserve to itself, its assignee(s) and/or certain shareholders of the Company in any Stock Option Agreement or Stock Purchase Agreement any and all such restrictions and limitations on Shares, and conditions of forfeiture, as the Committee will determine, including, without limitation: (a) a right of first refusal to purchase within a specified time all Shares that a Participant (or a subsequent transferee) may propose to transfer to a third party and/or (b) a right to repurchase Shares held by a Participant following such Participant's Termination, for any reason, within the time specified in the Stock Option Agreement or Stock Purchase Agreement after Participant's Termination Date (or in the case of securities issued upon exercise of an Option after the Participant's Termination Date, within the time specified in the Stock Option Agreement or Stock Purchase Agreement after the date of such exercise) for cash and/or such other consideration as is agreed to by the Committee and the Participant, at (i) with respect to Shares proposed to be transferred to a third party, the price proposed to be paid by a third party and (ii) with respect to Shares purchased upon a Termination, upon the terms set forth in the pertinent Stock Option Agreement or Stock Purchase Agreement.

         12. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

         13. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan, in the discretion of the Committee, may be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, at the request of the Committee, the Participant may be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

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         14.  EXCHANGE AND BUYOUT OF OPTIONS.  The Committee may, at any time or from time to time,  authorize  the Company,  with the consent of the  respective
Participants,   to  issue  new  Options  in  exchange  for  the   surrender  and
cancellation of any or all outstanding Options. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, shares
of  Common  Stock  of  the  Company   (including   restricted  stock)  or  other
consideration, based on such terms and conditions as the Committee and the Participant may agree.

         15. COMPLIANCE WITH APPLICABLE LAW AND AGREEMENTS. An Award will not be effective, and the Company will not be obligated to issue or deliver certificates for Shares under this Plan, or to remove restrictions from Shares previously delivered unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan, or to remove restrictions from Shares previously delivered, prior to (a) all conditions of the Stock Option Agreement or Stock Purchase Agreement having been met or fulfilled to the satisfaction of the Committee, and (b) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (c) compliance with any exemption, completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Award which, in the Committee's discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder.

         16. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or limit in any way the right of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

         17.  CORPORATE TRANSACTIONS.

         17.1 Liquidation; Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Committee may, upon written notice to the Participants, provide that all of the then unexercised Options will (a) become exercisable in full as of a specified time prior to the effective date of such liquidation or dissolution, and (b) terminate

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             Organic Sales and Marketing, Inc. - 2008 Stock Option
                           and Purchase Plan - Page 11

effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Committee may specify the effect of a liquidation or dissolution on any Award in the Stock Option Agreement or Stock Purchase Agreement as applicable.

         17.2 Consolidation. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets, sale of a majority of the voting power of the stock of the Company then outstanding, or otherwise (an "Acquisition"), the Committee may, except as the Board may otherwise determine, as to outstanding Options, either
(a) make appropriate provisions for the continuation of all such Options (or substitution of equivalent options of the acquiring or surviving corporation), with appropriate adjustments, on an equitable basis, to the number and kind of shares and prices for such Options; (b) upon written notice to the Participants, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options will terminate; or (c) terminate all Options in exchange for a cash payment (or payment in such other form of consideration to be received by the holders of Common Stock in such merger) equal to the excess of the Fair Market Value of the Shares subject to such Options (to the extent then exercisable or, at the discretion of the Committee, all Options being made fully exercisable for purposes of this subsection) over the Exercise Price thereof.

         17.3 Assumption of Options by the Company. The Company, from time to time, also may substitute or assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Option under this Plan in substitution of such other company's option, or (b) assuming such option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed option would have been eligible to be granted an Option under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an option granted by another company, the terms and conditions of such option will remain unchanged (except that the Exercise Price and the number and nature of shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

         18. ADOPTION AND SHAREHOLDER APPROVAL. This Plan will become effective on the date that it is adopted by the Board (the "Effective Date"). This Plan will be approved by the shareholders of the Company (excluding Shares issued pursuant to this Plan), consistent with applicable laws, within twelve (12) months before or after the Effective Date. Upon the Effective Date, the Board may grant Options pursuant to this Plan; provided, however, that no Option may be exercised prior to shareholder approval of this Plan.

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             Organic Sales and Marketing, Inc. - 2008 Stock Option
                           and Purchase Plan - Page 12

         19. TERM OF PLAN/GOVERNING LAW. No Options will be granted or Shares sold under the Plan after the completion of ten (10) years from the earlier of
(a) the Effective Date or (b) the date the Plan was approved by the Company's shareholders, but Options previously granted may extend beyond that date. This Plan and all agreements hereunder will be governed by and construed in accordance with the laws of the State of Delaware.

         20. AMENDMENT OR TERMINATION OF PLAN. Subject to Section 5.9, the Board may at any time terminate, suspend or amend this Plan in any respect, including without limitation amendment of any form of Stock Option Agreement, Stock Purchase Agreement or other instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans.

         21.  NONEXCLUSIVITY OF THE PLAN.

         21.1 Other Stock-Based Awards under the Plan. The Board will have the right to grant other stock-based awards under this Plan, based upon the Common Stock or other capital stock of the Company, having such terms and conditions as the Board may determine, including, the grant of shares based upon certain conditions and the grant of securities convertible into Common Stock.

         21.2 Additional Arrangements. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options or any other equity awards outside of this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

         22. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

         "Board" means the Board of Directors of the Company.

         "Cause" means Termination because of (i) any willful material violation by the Participant of any law or regulation applicable to the business of the Company, the Participant's conviction for or guilty plea to, a felony or a crime involving moral turpitude or any willful perpetration by the Participant of a common law fraud, (ii) the Participant's commission of an act of personal dishonesty which involves a personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any material provision of any agreement or understanding between the Company and the Participant regarding the terms

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             Organic Sales and Marketing, Inc. - 2008 Stock Option
                           and Purchase Plan - Page 13

of the Participant's service as an employee, director or consultant to the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an employee, director or consultant of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company and the Participant, (iv) Participant's intentional disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company, (v) determination by the Board that the employee has failed to properly discharge duties reasonably requested of him or her or (vi) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company. Prior to any final determination under subparagraph (v), the Board will give employee thirty (30) days written notice of the exact reasons the Board has made an initial determination that the employee has failed to properly discharge duties reasonably requested of him or her and give the employee an opportunity to correct and respond to such reasons; provided, however, that the Board will not be required to give such notice and opportunity if the Board's determination is based upon the employee's failure to sales, financial or other quotas previously set for the employee by the Board.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the committee appointed by the Board to administer this Plan, or if no committee is appointed, the Board.

         "Common Stock" means the Common Stock, $.0001 par value, of the Company.

         "Company" means Organic Sales and Marketing, Inc. or any successor corporation.

         "Disability" means a disability as defined in Section 22(e)(3) of the Code.

         "Exercise Price" means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

         "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                  (a) if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal (or, if such publication is no longer published, another similar such publication or source chosen by the Committee);

                  (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the

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                           and Purchase Plan - Page 14


         principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal (or, if such publication is no longer published, another similar such publication or source chosen by the Committee);

                  (c) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if such publication is no longer published, another similar such publication or source chosen by the Committee); or

                  (d) if none of the foregoing is applicable, by the Committee in good faith and in accordance with Section 409A(b)(5)(iv) of the Code.

         "Option"  means an award of an option to  purchase  Shares  pursuant to
Section 5.

         "Participant" means a person who receives an Option under this Plan.

         "Plan" means this Organic Sales and Marketing, Inc. 2008 Stock Option and Purchase Plan, as amended from time to time.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 17, and any successor security.

         "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant or advisor to the Company or a Subsidiary, as the case may be. In the case of (a) sick leave, (b) military leave, or (c) any other leave of absence approved by the Committee, the Committee may make such provisions respecting suspension of vesting or expiration of the Option as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

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             Organic Sales and Marketing, Inc. - 2008 Stock Option
                           and Purchase Plan - Page 15

         23. STOCKHOLDERS AGREEMENT. As a condition to receiving Shares, if requested by the Company, Participants shall execute any stockholders agreement with respect to the Company in effect at the time of exercise of any Option or purchase of Shares.